United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2016

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Company’s annual meeting of shareholders was held on January 28, 2016. At the meeting the shareholders voted on the following items:

Proposal 1
Election of three (3) directors (Brenda D. Newberry, Suzanne Sitherwood and Mary Ann Van Lokeren) to each serve for a three-year term expiring at the annual meeting in 2019 received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Brenda D. Newberry	32,423,671	595,247	5,748,517
Suzanne Sitherwood	32,360,459	658,459	5,748,517
Mary Ann Van Lokeren	32,306,668	712,250	5,748,517

Proposal 2
Re-Approval of the Laclede Group Annual Incentive Plan, as amended, received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
32,192,856	659,550	166,512	5,748,517

Proposal 3
The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2016 received the following vote:

Number of Votes
For	Against	Abstain
38,299,318	399,247	68,870

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 29, 2016	By:	/s/ E. L. Theroff
E. L. Theroff Vice President, Corporate and Shared Services Governance and Standards and Corporate Secretary